Exhibit 99.1

1600 West Merit Parkway South Jordan, UT 84095
Telephone: 801-253-1600 Fax: 801-253-1688

PRESSRELEASE

FOR IMMEDIATE RELEASE

Date:	November 26, 2012

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL SIGNS AGREEMENT TO ACQUIRE THOMAS
MEDICAL PRODUCTS, A UNIT OF GE HEALTHCARE

SOUTH JORDAN, UTAH- Merit Medical Systems, Inc. (“Merit”) (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used primarily in cardiology, radiology and endoscopy, today announced that it has entered into a stock purchase agreement to acquire Thomas Medical Products, Inc. (“Thomas Medical”) from GE Healthcare in an all-cash transaction valued at approximately $167 million, subject to customary post-closing adjustments.
Thomas Medical, based in Malvern, Pennsylvania, designs and manufactures catheter-based vascular access delivery devices for diagnostic and therapeutic procedures in electrophysiology (“EP”), cardiac rhythm management (“CRM”), interventional cardiology and interventional radiology applications, primarily on an OEM basis. Merit believes Thomas Medical's products are recognized as “gold standard” by many of the leading CRM and EP market participants. Merit currently anticipates that during the year ending December 31, 2012 Thomas Medical will generate revenues of approximately $37 million and have gross and operating margins of approximately 55% and 44%, respectively, on a pro forma basis.
Merit intends to finance the full amount of the purchase price through the expansion of Merit's existing credit facility to $275 million, which Wells Fargo Bank has committed to provide in a single bank transaction. Merit expects the acquisition to be immediately accretive to its net earnings on a non-GAAP basis, adjusted for deal costs, one-time purchase accounting directives and amortization of intangibles. Furthermore, Merit has identified substantial growth and pull-through opportunities from the anticipated integration of Thomas Medical's products within its existing OEM business and capitalizing on its direct sales or dealer presence worldwide. Merit also expects it will be able to take advantage of tax benefits with approximately $43 million of net present value.
“We believe this transaction will help expand our market presence into new product categories, particularly in interventional cardiology,” said Fred P. Lampropoulos, Chairman and Chief Executive Officer of Merit. “A majority of cardiac rhythm access procedures utilize products of the nature manufactured by Thomas Medical. We believe substantial international expansion opportunities exist, especially in China, Japan, Russia and the Gulf States, as well as significant new product development opportunities based on know-how and existing intellectual property.”
“In addition, Thomas Medical has a number of existing electrophysiology products that are distributed by the larger medical device companies, as well as other EP products being developed,” Lampropoulos continued. “We believe this segment of the business, which likewise represents potential expansion into new product categories, has the potential to be a driver of substantial future growth.”
Tom Gentile, President and Chief Executive Officer of GE Healthcare's Healthcare Systems division, said, “We are confident this transaction will provide Thomas Medical new capabilities to maximize its opportunities in the single-use vascular access product space and enable GE Healthcare's Cardiovascular segment to remain focused on its core strengths as a provider of total Integrated Cardiology Lab solutions. In addition, we believe Merit Medical will bring a huge amount of expertise in these segments to take Thomas Medical to the next level.”
The transaction has been approved by Merit's board of directors and is subject to the satisfaction or waiver (in accordance with the provisions of the stock purchase agreement) of certain closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. Merit currently anticipates that the proposed transaction will close prior to December 31, 2012. The transaction is not subject to a financing condition, as Merit has secured a commitment from Wells Fargo to expand Merit's existing credit facility to an amount that Merit believes will be sufficient to consummate the proposed transaction.
In connection with the proposed transaction, Piper Jaffray & Co. served as financial advisor to Merit and rendered a fairness opinion to Merit's board of directors.  Raymond James Financial, Inc. also rendered a fairness opinion to Merit's board of directors.  Parr Brown Gee & Loveless served as the legal advisor to Merit.  Moelis & Company LLC served as financial advisor and Paul Hastings LLP served as legal advisor to GE Healthcare.

CONFERENCE CALL
Merit will host a conference call to further discuss the details of the proposed acquisition today, November 26, 2012, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic phone number is (888) 549-7750 and the international number is (480) 629-9722. A live webcast as well as a rebroadcast of the conference call can be accessed through the Investors page at www.merit.com or through the webcasts tab at www.fulldisclosure.com.
PIPER JAFFRAY HEALTHCARE CONFERENCE
On Wednesday, November 28th, at 12:30 p.m. ET, Merit's management will give a 30-minute presentation regarding Merit's history, products, financial performance and prospects, as well as the agreement to acquire Thomas Medical, at the 24th Annual Piper Jaffray Healthcare Conference being held at The New York Palace.
ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional and diagnostic procedures, particularly in cardiology, radiology and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 165 individuals. Merit employs approximately 2,600 people worldwide with facilities in Salt Lake City and South Jordan, Utah; Angleton, Texas; Richmond, Virginia; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Copenhagen, Denmark; and Rockland, Massachusetts.

This press release contains forward-looking statements regarding, among other things, Merit's proposed acquisition of Thomas Medical and Merit's and Thomas Medical's financial position, results of operations, product development and business strategy, as well as estimates of Merit's future operating and financial performance and earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “will,” “may,” “intend” or similar expressions are forward-looking statements. Because these statements reflect Merit's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Readers should note that many factors could affect the proposed acquisition, as well as future financial results, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, the risk that the proposed transaction will not close; the risk that, if the proposed transaction does close, Merit will not be successful in its efforts to integrate the operations of Thomas Medical with its existing operations; the risk that Merit may not achieve the financial and operating results it currently believes Thomas Medical will generate subsequent to the completion of the proposed acquisition; the risk that Merit will be unsuccessful in its efforts to develop, commercialize and market new products acquired through the proposed transaction (or products developed through the use of intellectual property acquired through the transaction); and the risk that Merit will be unable to obtain the financing or regulatory approvals necessary to complete the proposed acquisition and pursue its intended business strategy. Other factors that may affect Merit's future financial results and could cause actual results to vary materially from those expressed in this release include product recalls and product liability claims; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; greater governmental scrutiny and regulation of the medical device industry; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; compliance with governmental regulations and administrative procedures; potential restrictions on Merit's liquidity or its ability to operate its business by its current debt agreements; possible infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; the potential of fines, penalties, or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws and regulations; laws targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in, or failure to comply with, governing regulations; the effect of changes in tax laws and regulations in the United States or other countries; increases in the price of commodity components; negative changes in economic and industry conditions in the United States and other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in Euro and GBP exchange rates; Merit's need to generate sufficient cash flow to fund its debt obligations, capital expenditures, and ongoing operations; concentration of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in health care markets related to health care reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; uncertainties associated with potential healthcare policy changes which may have a material adverse effect on Merit; introduction of products in a timely fashion; price and product competition; availability of labor and materials; cost increases; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2011 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.
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